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                                                                                        Exhibit 10.2

                                                FORM OF PHOENIX

                                           LONG-TERM INCENTIVE CYCLE

                                                                                     [LOGO]PHOENIX(R)

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                                                 [Year]-[Year]
                                           LONG-TERM INCENTIVE CYCLE

                                                    PURPOSE

Long-term incentive (LTI) compensation provides a method for linking the total compensation of key executives to the long-term results of The Phoenix Companies, Inc. (the "Company") and to the
drivers of shareholder value.

Incentives provided under this program are designed to deliver equity-based awards to participants, using Restricted Stock Units ("RSUs"), provided certain performance objectives are met over the course of a [__]-year measurement period. An RSU represents the right to receive one share of The
Phoenix Companies, Inc. common stock ("PNX Stock").

                                              BASIC PLAN CONCEPTS

Eligibility:
Eligibility is limited to (1) key executives in a position to substantially influence the long-term direction and success of the Company and (2), other employees, in each case determined at the discretion of the CEO or the Compensation Committee of the Board of Directors ("Committee").

Target Incentive Awards:
Participants in the [year]-[year] incentive cycle are provided a contingent grant of RSUs to be earned at the end of the [__]-year period ending [date] (the "Performance Cycle") based on achievement of specified performance objectives. At the beginning of the Performance Cycle, the target number of contingent RSUs ("Target RSUs") for each participant is determined as follows:

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        Your LTI Target    X    Your Salary as    ÷   PNX Stock Price   =  Target
            (% of Salary)             of [Date]              on [Date]          RSUs

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    Target RSUs are rounded to the nearest whole RSU.

     For employees who become eligible for participation during the first year of the Performance
     Cycle, the Target RSUs to be granted will be prorated based on the number of months as a participant during the Performance Cycle and the closing price of PNX Stock on the first day of the first month of eligibility.

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The number of RSUs that may be earned, if any, at the end of the Performance Cycle could be higher or lower than your Target RSUs, depending on the extent to which the performance objectives are achieved.

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Performance Criteria:
For the [year]-[year] Performance Cycle, Return on Equity (ROE) is the measure we will use to determine award levels. The target average ROE for this Performance Cycle as well as the potential number of RSUs awarded at the end of the Performance Cycle is set forth on your [Year]-[Year]
Long-Term Incentive Award Worksheet, attached as a Schedule to your award letter.

The value of your award will vary depending on the actual number of RSUs earned and the market value of PNX Stock at the end of the Performance Cycle. See your [Year]-[Year] Long-Term Incentive Award
Worksheet for an illustration of potential award values.

Actual Award Determination:
The actual RSU award determination will be made in the first quarter following the end of the
Performance Cycle based on actual ROE results. All awards must be approved by the CEO or the
Committee, as required. The Committee retains the authority to reduce the awards if circumstances warrant (e.g. initial targets are deemed too low or events not core to the business create a favorable result). Additionally, at the discretion of the Committee, a top performer pool may be established at 25% of target if threshold performance criteria is not met.

Payment of Awards and Retention Requirements:
RSUs will convert into shares of PNX Stock in the first quarter of [Year], immediately following final award determination. Receipt of PNX Stock is taxable as ordinary income in the year received.
Also, you will be required to hold a fixed percentage of the shares of PNX Stock received based upon your share ownership and retention guidelines, and you will be able to sell the remaining shares upon receipt. Your share ownership guideline and retention ratios are reflected on your
[Year]-[Year] Long-Term Incentive Award Worksheet.

Deferring Awards:
The Company may provide you an opportunity to defer some or all of your award. You will be notified of any such opportunity before the date required to effect a proper deferral election with respect to your award.

Termination of Employment During the Performance Cycle:
If you terminate employment with the Company during this Performance Cycle due to death, disability or "Approved Retirement" as defined under The Phoenix Companies, Inc. 2003 Restricted Stock,
Restricted Stock Unit and Long-Term Incentive Plan (the "Plan"), your award will be determined by prorating the percentage of the target earned according to the number of months that you were actively at work during the Performance Cycle. You will receive full credit for your last month even if you only worked part of that month. Any RSUs awarded to such participants will be determined at the same time as those for active participants of this plan and will not be subject to the retention requirements. In the event of your death, any shares of PNX Stock that would have been issuable, shall be delivered to your beneficiary or estate as soon as practical following the determination of results.

If your employment with the Company is terminated during the Performance Cycle for any other reason, you will not receive any RSUs in connection with this incentive.

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Change of Control:
In the event of a Change of Control (as defined under the Plan), you will earn a portion of your award determined by prorating the percentage of the target earned according to the number of completed months prior to the Change of Control. Any remaining RSUs that are not earned at the date of Change of Control shall automatically be cancelled.

Impact on Benefits:
Long-term incentive payments made under the Plan will not be used for determining pay-related benefits under either qualified or nonqualified benefit plans maintained by the Company.

Administration:
The Committee is responsible for the administration of the Plan. Subject to the terms of the Plan, the Committee is authorized to interpret, prescribe, amend and rescind rules relating to the Plan, and to make all other determinations necessary to carry out the terms of the Plan, including, but not limited to (1) determination of any eligibility rules or conditions that may be required to be satisfied (consistent with the terms and purposes of the Plan) following the Performance Cycle but prior to the award payment date (such as, for example, a requirement that Participants are actively at work and in good standing with the Company on the award payment date), and (2) any determinations, amendments, or rules the Committee deems necessary or desirable to comply with the requirements of Section 409A of the Internal Revenue Code and the regulations and pronouncements thereunder, regardless of whether any such amendment would cause a reduction, delay, or cessation of an award accrued prior to the adoption of such amendment.

Governing Plan Document:
The contingent grant of RSUs under the [Year]-[Year] Long Term Incentive cycle, and any corresponding RSUs actually awarded or PNX Stock actually issued in connection with this incentive cycle, are governed by the terms of The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted
Stock Unit, and Long-Term Incentive Plan (the "Plan"). Any inconsistency between this document and that of the Plan will be governed by the Plan.

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